Exhibit 99.1

Hoku Corporation Reports First Quarter Fiscal Year 2012 Results

HONOLULU, HI, August 11, 2011 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced its financial results for the first quarter ended June 30, 2011, and provided a general update on its business.

Financial Results

Revenue for the quarters ended June 30, 2011 and 2010 were $485,000 and $930,000, respectively. Revenue in the quarter was derived primarily from photovoltaic, or PV, system installations and related services, the sale of electricity, and the resale of solar inventory. As of June 30, 2011 and 2010, deferred revenue of $472,000 and $72,000, respectively, were attributable to PV system installation and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended June 30, 2011 was $10.2 million, or $0.19 per share, compared to $2.7 million, or $0.05 per share, for the same period in fiscal 2011.  Our increased net loss is attributable to our increasing operating costs, including labor and materials, as we begin commissioning and prepare for the operation of our polysilicon plant, and $5.3 million in expenses from payments to Idaho Power Company pursuant to our electric service agreement with them.

Non-GAAP net loss for the quarter ended June 30, 2011 was $8.7 million, or $0.16 per share, compared to $2.4 million, or $0.04 per share, for the same period in fiscal 2011. Non-GAAP net loss for the quarters ended June 30, 2011 and 2010 excludes non-cash stock-based compensation of $1.5 million and $321,000, respectively. The accompanying schedules provide a reconciliation of net loss and net loss per share computed on a GAAP basis to net loss and net loss per share computed on a non-GAAP basis.  The Company uses non-GAAP measures of net loss and net loss per share, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects.

Scott Paul, chief executive officer of Hoku Corporation said, "During the last quarter we have continued our construction and commissioning activities at Hoku Materials as we prepare to commence operations in the weeks ahead, and we have maintained our focus on delivering investment-grade photovoltaic (PV) systems  at Hoku Solar.”

Business Updates

Hoku Materials Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Paul said, “At Hoku Materials, we remain on track to ship commercial product this calendar year. We are positioned to bring the first 2,500 metric tons of manufacturing capacity online in the coming weeks, and we continue commissioning key systems on site.  We have completely aligned our construction management and operations teams to ensure a smooth and safe transition from construction into commissioning followed by continuous polysilicon production.”

Referring to the Company’s net loss, Mr. Paul said, “Our payments to Idaho Power are our single largest expense at this time.  The electric service agreement, originally signed in 2008 and amended in 2009, provides for certain minimum payments to Idaho Power each month, regardless of whether or not we are consuming any power.  These minimum payments were agreed by both parties to guarantee that Idaho Power could service our large power demand. Idaho Power had previously extended the date through March 2011 when those minimum amounts would be charged.  We had hoped that Idaho Power would further extend the date until we commence operations of the plant; however, we have not reached any agreement with them for such deferral.  Our failure to make these payments could result in Idaho Power’s termination of our electric service agreement, in which case we could not have the power to operate our polysilicon plant.  Once we begin operation of our plant, these expenses will be included in our costs of goods sold, but prior to start-up they are booked as an operating expense. To ensure that we can commence operations this year, we have elected to make these payments; however, we are continuing our discussions with Idaho Power in an effort to mitigate these near-term losses.”

Mr. Paul continued, “As we’ve said before, after commissioning our first phase of installed equipment, we plan to pursue three objectives in parallel. First, we will manufacture and ship polysilicon using 2,500 metric tons of operational production capacity. Second, we will continue construction activities at our on-site chemical plant with the goal of manufacturing our own trichlorosilane on-site by the end of fiscal 2012. Finally, we will move ahead with our second phase of construction, installing deposition reactors and support equipment until we reach our full, planned 4,000 metric tons of production capacity.”

Mr. Paul commented on the Company’s current customer obligations, saying: “We recently signed a contract amendment with Solargiga, extending their first delivery until the second quarter of calendar year 2012, in exchange for concessions on price, and on the terms of the repayment of their deposits. We are also actively working with our other customers to delay their first shipments until our plant is online.”

“In terms of additional financing,” said Mr. Paul, “Tianwei has committed to provide the financing necessary to complete construction and begin the operation of our plant.”

Hoku Solar Update

Commenting on the Company’s downstream PV projects and development business, Mr. Paul said, “Hoku Solar has maintained its strategic focus on developing and delivering PV systems for industrial, institutional and utility-scale customers, and we are actively seeking out opportunities outside of Hawaii – both as developer and as an engineering, procurement and construction service provider.”

“Our strategy is working. We are expanding our pipeline,” said Mr. Paul. “In June we signed an agreement with Forest City Sustainable Resources to deliver a turnkey ground-mounted PV facility at the Kapolei Sustainable Energy Park located on the island of Oahu in Hawaii. This PV farm is designed to produce 1.18 megawatts of solar electricity, and together with the other Forest City project announced earlier this year, these two projects alone represent nearly 3.5 megawatts of ground-mounted PV in our backlog. We also continue to deliver high-quality, investment-grade rooftop commercial PV arrays for a variety of commercial and institutional customers, including the University of Hawaii.”

Mr. Paul continued, “In close cooperation with Tianwei, we are also planning to open a branch office in California to expand Hoku Solar’s market presence and reach. We expect Hoku Solar to be operational on the mainland U.S. by the fourth quarter of this calendar year, although the preponderance of our activity will most likely remain in Hawaii in the near term.”

Summary

Mr. Paul summarized the Company's prospects saying, "We expect initial polysilicon shipments from our Idaho plant this calendar year, and we are executing on our strategy to expand, scale and diversify our downstream PV business, Hoku Solar.

Conference Call Information

Hoku Corporation has scheduled a conference call on Thursday, August 11, 2011 at 5:00 p.m., Eastern Time, to discuss results for the Company's first quarter ended June 30, 2011 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (877) 312-8619. A live webcast can also be accessed by going directly to the Company's website at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its second quarter fiscal year 2012.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

© Copyright 2011, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth, financing of the completion and operations of its polysilicon production plant, financing support from Tianwei, the timing of the commencement and ramping up of commercial production of polysilicon, the timing of delivery of the Forest City Sustainable Resources PV project, if at all, the Company’s ability to develop PV systems and compete in solar markets beyond Hawaii, and the Company’s ability to reduce the total capital cost per ton of production capacity.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the Company’s ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; the Company’s receipt, if at all, of additional customer prepayments based on agreed-upon schedules and contingent upon the Company meeting certain milestones under its current polysilicon supply agreements; the Company’s ability to meet its polysilicon delivery commitments under its supply agreements and/or amend its current contracts; the Company’s ability to complete commissioning of the first 2,500 metric tons of capacity and begin commercial delivery in calendar year 2011; the Company’s ability to maintain good working relationships with customers that have provided it with prepayments; the Company’s ability to complete its TCS plant in fiscal 2012; the Company’s ability to ramp its production capacity for manufacturing in fiscal 2012 and up to 4,000 metric tons of capacity in accordance with its operating plan; the Company’s ability to install PV systems in Hawaii, including securing financing for such installations; the Company’s ability to open a branch office for Hoku Solar on the mainland U.S. by the fourth quarter of calendar year 2011; and the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses FASB ASC 718 to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of FASB ASC 718 are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and selling, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. Our use of non-GAAP financial measures has limitations that include that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP net loss and non-GAAP net loss per share, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2011	2010
Revenue
Service and license revenue	$331	$930
Product revenue	154	–
Total revenue	485	930

Cost of revenue
Cost of services and license revenue	193	565
Cost of product revenue	150	–
Total cost of revenue	343	565

Gross margin	142	365

Operating expenses:
Selling, general and administrative (1)	10,323	3,205
Total operating expenses	10,323	3,205

Loss from operations	(10,181)	(2,840)
Interest and other income	–	187
Net loss from continuing operations	(10,181)	(2,653)

Discontinued operations:
Loss from discontinued operations	–	(1)
Net loss	(10,181)	(2,654)

Net income attributable to the noncontrolling interest	(20)	(28)
Net loss attributable to Hoku Corporation	$(10,201)	$(2,682)

Basic net loss per share attributable to Hoku Corporation	$(0.19)	$(0.05)

Diluted net loss per share attributable to Hoku Corporation	$(0.19)	$(0.05)

Shares used in computing above basic net loss per share	54,863,977	54,607,060

Shares used in computing above diluted net loss per share	54,863,977	54,607,060

(1) Includes stock-based compensation and non-cash expense from issuance of warrant as follows:
Selling, general and administrative	$1,541	$321

HOKU CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	June 30, 2011	March 31, 2011
Assets
Cash and cash equivalents	$17,889	$18,355
Accounts receivable	512	548
Inventory	693	758
Costs of uncompleted contracts	345	128
Prepaid expenses	799	531
Total current assets	20,238	20,320

Deferred cost of financing	637	792
Property, plant and equipment, net	515,067	481,481
Total assets	$535,942	$502,593

Liabilities and Equity
Accounts payable and accrued liabilities	$18,410	$27,149
Deferred revenue	472	72
Customer deposits	8,611	25,278
Related party notes payable, net – current	45,271	–
Notes payable – current	48,300	–
Other current liabilities	530	467
Total current liabilities	121,594	52,966

Related party notes payable, net	–	43,593
Notes payable	194,664	194,295
Long-term customer deposits	131,589	114,922

Total liabilities	447,847	405,776

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares
issued and outstanding as of June 30, 2011 and March 31, 2011.	-	-
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 54,913,199 and 54,970,255 shares as of June 30, 2011
and March 31, 2011, respectively.	55	55
Warrants for 11,196,581 and 10,000,000 shares of common stock as of June 30, 2011 and March 31, 2011, respectively	14,269	12,884
Additional paid-in capital	115,647	115,500
Accumulated deficit	(42,639)	(32,438)
Total Hoku Corporation stockholders’ equity	87,332	96,001
Noncontrolling interest	763	816
Total equity	88,095	96,817
Total liabilities and equity	$535,942	$502,593

HOKU CORPORATION AND SUBSIDIARIES

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2011	2010
GAAP net loss attributable to Hoku Corporation	$(10,201)	$(2,682)
Stock-based compensation expense	1,541	321

Non-GAAP net loss attributable to Hoku Corporation	$(8,660)	$(2,361)

GAAP basic net loss per share attributable to Hoku Corporation	$(0.19)	$(0.05)
Basic stock-based compensation expense per share	0.03	0.01

Non-GAAP basic net loss per share attributable to Hoku Corporation	$(0.16)	$(0.04)

GAAP diluted net loss per share attributable to Hoku Corporation	$(0.19)	$(0.05)
Diluted stock-based compensation expense per share	0.03	0.01

Non-GAAP diluted net loss per share, attributable to Hoku Corporation	$(0.16)	$(0.04)